EMC
Mortgage Corporation

ITEM 1123 ANNUAL STATEMENT OF COMPLIANCE

 EMC MORTGAGE CORPORATION

The undersigned officers of EMC Mortgage Corporation ("EMC") as servicer pursuant to the Bear Stearns Asset Backed Securities I Trust 2007-SL1 Agreement (the "Agreement") hereby certify that:

1.
A review of EMC's activities during the period from and including January 1, 2007 through and including December 31, 2007 (the "Reporting Period") and EMC's performance under the agreement has been made under my supervision.

2.	To the best of my knowledge, based on such review, EMC has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 12th day of March 2008.

By:	/s/ David B. Little	/s/ William Glasgow Jr.
	David B. Little	William Glasgow Jr.
	Executive Vice President	Executive Vice President
	Default Administration	Enterprise Operations Services

/s/ Jenna Kemp
Jenna Kemp
Executive Vice President
Investor Administration

2780 Lake Vista Drive, Lewisville, Texas 75067
Mailing Address: P.O. Box 1292190 Lewisville, Texas 75029-2190
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